EXHIBIT 10.4

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT (“Agreement”) made as of this day, June 1, 2008, by and between Vidshadow, Inc., a Delaware corporation, having an office at 1970 Estelle Lane, Placentia, CA 92870, (hereinafter referred to as “Employer”) and Atul Patel, an individual residing at 452 Marketview, Irvine CA 92602  (hereinafter referred to as “Employee”);

W I T N E S S E T H:

WHEREAS, Employer employs Employee as CTO of Employer; and

WHEREAS, Employee is willing to continue to be employed as the CTO in the manner provided for herein, and to perform the duties of the CTO of Employer upon the terms and conditions herein set forth;

NOW, THEREFORE, in consideration of the promises and mutual covenants herein set forth it is agreed as follows:

1.

Employment of CTO.  Employer hereby employs Employee as CTO.

2.

Term.  Subject to Section 9 below, the term of this Agreement shall be for a period of twenty-four (24) months commencing on June 1, 2008 (the “Term”).  The Term of this Agreement shall be automatically extended for additional one (1) year periods, unless either party notifies the other in writing at least ninety (90) days prior to the expiration of the then existing Term of its intention not to extend the Term.  During the Term, Employee shall devote substantially all of his business time and efforts to Employer and its subsidiaries and affiliates.

3.

Duties. The Employee shall perform those functions generally performed by persons of such title and position, shall attend all meetings of the stockholders and the Board of Directors (the “Board”), shall perform any and all related duties and shall have any and all powers as may be prescribed by resolution of the Board, and shall be available to confer and consult with and advise the officers and directors of Employer at such times that may be required by Employer.  Employee shall report directly and solely to the Board.

4.

Compensation. a. For all services rendered by Employee, Employer shall pay Employee the salary of $120,000.00 per year. Employer shall undertake to make deductions, withholdings and tax reports with respect to payments and benefits under this Agreement to the extent that it reasonably and in good faith believes that it is required to make such deductions, withholdings and tax reports.  Payments under this Agreement shall be in amounts net of any such deductions or withholdings.  Nothing in this Agreement shall be construed to require the Employer to make any payments to compensate the Employee for any adverse tax effect associated with any payments or benefits or for any deduction or withholding from any payment or benefit.

b.

Employee is eligible for an annual bonus, if any, which will be determined and paid in accordance with policies set from time to time by the compensation committee of the Board.

c.

Employer shall pay eighty percent (80%) of health insurance premiums for Employee payable towards a health plan selected by Employer.

d.

Employee shall have the right to participate in any other employee benefit plans established by Employer.

e.

In the event of a "Change of Control" whereby:

(A) A person (other than a person who is an officer or a director of Employer on the effective date hereof), including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, after execution of this Agreement becomes, or obtains the right to become, the beneficial owner of Employer securities having 30% or more of the combined voting power of then outstanding securities of the Employer that may be cast for the election of directors of the Employer;

(B) At any time, a majority of the Board-nominated slate of candidates for the Board is not elected;

(C) Employer consummates a merger in which it is not the surviving entity;

(D) Substantially all Employer's assets are sold; or

(E) Employer's stockholders approve the dissolution or liquidation of Employer; then

(ii) All stock options and warrants, if any, granted by Employer to Employee under any plan or otherwise prior to the effective date of the Change of Control, shall become vested, accelerate and become immediately exercisable; any time within twelve months after the effective date of the change of control, adjusted for any stock splits and capital reorganizations having a similar effect, subsequent to the effective date hereof. In the event Employee owns or is entitled to receive any unregistered securities of Employer, then Employer shall use its best efforts to effect the registration of all such securities as soon as practicable, but no later than (120) days after the Change of Control; provided, however, that such period may be extended or delayed by Employer for one period of up to (60) days if, upon the advice of counsel at the time such registration is required to be filed, or at the time Employer is required to exercise its best efforts to cause such registration statement to become effective, such delay is advisable and in the best interests of Employer because of the existence of non-public material information, or to allow Employer to complete any pending audit of its financial statements.

5.

Expenses.  Employee shall be reimbursed for all of his actual out-of-pocket expenses incurred in the performance of his duties hereunder, provided such expenses are acceptable to Employer, which approval shall not be unreasonably withheld, for business related travel and entertainment expenses, and that Employee shall submit to Employer detailed receipts, according to IRS guidelines, with respect thereto.

6.

Vacation.

 Employee shall be entitled to receive three (3) weeks paid vacation time during each year of employment with dates agreed upon by Employer.  Vacation time may not be accrued beyond the end of the calendar year. In the event of separation of employment, for any reason, vacation time accrued and not used, in that calendar year, shall be paid at the salary rate of Employee in effect at the time of employment separation.

7.

Secrecy.  At no time shall Employee disclose to anyone any confidential or secret information (not already constituting information available to the public) concerning (a) internal affairs or proprietary business operations of Employer or (b) any trade secrets, new product developments, patents, programs or programming, especially unique processes or methods.

8.

Covenant Not to Compete.  a. Employee will not, at any time, during the term of this Agreement, and for one (1) year thereafter, either directly or indirectly, engage in, with or for any enterprise, institution, whether or not for profit, business, or company, competitive with the business (as identified herein) of Employer as such business may be conducted on the date thereof, as a creditor, guarantor, or financial backer, stockholder, director, officer, consultant, advisor, employee, member, inventor, producer, director, or otherwise of or through any corporation, partnership, association, sole proprietorship or other entity; provided, that an investment by Employee, his spouse or his children is permitted if such investment is not more than four percent (4%) of the total debt or equity capital of any such competitive enterprise or business and further provided that said competitive enterprise or business is a publicly held entity whose stock is listed and traded on a national stock exchange or through the NASDAQ Stock Market.  As used in this Agreement, the business of Employer shall be deemed to include online content aggregation and distribution, in-stream video advertising, and maintenance of an online video platform for third party websites.

b.

For a period one (1) year from the date of termination of this Agreement Employee shall not contact or solicit any of the Employer’s customers, employees or suppliers.

c.

During the entire time of employment, any outside consulting (paid or unpaid), employment, business venture or compensated activities must receive the written approval of the employee compensation committee, established by the Board, or any other committee of the Board serving such function

9.

Termination.

a.

Termination With Cause. With cause, Employer or Employee may terminate this Agreement upon thirty (30) days' notice to Employer or Employee. In such event, Employee shall continue to render his services and shall be paid his regular compensation up to the date of termination. For purposes of this Agreement, termination "with cause" shall be for any of the following:

A.

Any breach of any material obligations owed to Employer;

B.

Refusal to follow the directive of the Employer’s Board of Directors; or

C.

Conviction of a felony or any act involving moral turpitude.

b.

Termination Without Cause. Employer may terminate Employee without cause upon thirty (30) days written notice. Upon termination without cause by employer, Employee shall be entitled to cash compensation equal to one month of salary at the existing base salary of Employee, as defined in Article 4.

10.

Remedies.   Employer recognizes that because of Employee's

special talents, stature and opportunities in the internet industry, and because of the special creative nature of and compensation practices of said industry and the material impact that individual projects can have on the Employer’s results of operations, in the event of termination by Employer hereunder (except under Section 9(a)), or in the event of termination by Employee before the end of the Term, the Employer acknowledges and agrees that the provisions of this Agreement regarding further payments of base salary, bonuses (if any) and the exercisability of options constitute fair and reasonable provisions for the consequences of such termination, do not constitute a penalty, and such payments and benefits shall not be limited or reduced by amounts Employee might earn or be able to earn from any other employment or ventures during the remainder of the Term of this Agreement.

11.

Excise Tax.

In the event that any payment or benefit received or to be received by Employee in connection with a termination of his employment with Employer would constitute a "parachute payment" within the meaning of Code Section

280G or any similar or successor provision to 280G and/or would be subject to any excise tax imposed by Code Section 4999 or any similar or successor provision then Employer shall assume all liability for the payment of any such tax and Employer shall immediately reimburse Employee on a "grossed-up" basis for any income taxes attributable to Employee by reason of such Employer payment and reimbursements.

12.

Attorneys' Fees and Costs.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which he may be entitled.

13.

Entire Agreement; Survival. a. This Agreement contains the entire agreement between the parties with respect to the transactions contemplated herein and supersedes, effective as of the date hereof any prior agreement or understanding between Employer and Employee with respect to Employee's employment by Employer. The unenforceability of any provision of this Agreement shall not affect the enforceability of any other provision.  This Agreement may not be amended except by an agreement in writing signed by the Employee and the Employer, or any waiver, change, discharge or modification as sought.  Waiver of or failure to exercise any rights provided by this Agreement and in any respect shall not be deemed a waiver of any further or future rights.

b.

The provisions of Sections 4, 7, 8, 9, 10, 11, 13, 15, 16 and 17 shall survive the termination of this Agreement.

14.

Assignment.  This Agreement shall not be assigned to other parties.

15.

Governing Law.  This Agreement and all the amendments hereof, and waivers and consents with respect thereto shall be governed by the laws of the State of California, without regard to the conflicts of laws principles thereof.

16.

Notices.  All notices, responses, demands or other communications under this Agreement shall be in writing and shall be deemed to have been given when

a.

delivered by hand;

b.

sent by telex or telefax, (with receipt confirmed), provided that a copy is mailed by registered or certified mail, return receipt requested; or

c.  received by the addressee as sent be express delivery service (receipt requested) in each case to the appropriate addresses, telex numbers and telefax numbers as the party may designate to itself by notice to the other parties:

(i) if to the Employer:

Vidshadow, Inc.

1970 Estelle Lane

Placentia, CA 92870

Fax: (714)646-8133

Telephone: (714) 646-8102

(ii) if to the Employee:

Atul Patel

452 Marketview

Irvine, CA 92602

17.

Severability of Agreement.  Should any part of this Agreement for any reason be declared invalid by a court of competent jurisdiction, such decision shall not affect the validity of any remaining portion, which remaining provisions shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties that they would have executed the remaining portions of this Agreement without including any such part, parts or portions which may, for any reason, be hereafter declared invalid.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

Employee

Signature: /s/ Atul Patel

Printed Name: Atul Patel

Date: June 2, 2008

Vidshadow, Inc.

By: /s/ Mark Gaeta

Name: Mark Gaeta

Title: President

Date: June 2, 2008